EXHIBIT 4.39

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Form 201 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709		This space reserved for office use
Filing Fee: $300	Certificate of Formation For-Profit Corporation

Article 1 – Entity Name and Type
The filing entity being formed is a for-profit corporation. The name of the entity is:
EEZ Operating
The name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms.
Article 2 – Registered Agent and Registered Office (See instructions. Select and complete either A or B and complete C.)
A. The initial registered agent is an organization (cannot be entity named above) by the name of:
OR
B. The initial registered agent is an individual resident of the state whose name is set forth below:

Austin	M		Davis
First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

804 Waterloo Lake Drive	Denision	TX	75020
Street Address	City	State	Zip Code

Article 3 – Directors (A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

James		Cassina
First Name	M.I.	Last Name	Suffix

1 King Street West, Suite 1505	Toronto	ON	M5H 1A1
Street or Mailing Address	City	State Zip Code	Country

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Director 2

First Name	M.I.	Last Name		Suffix

Street or Mailing Address	City	State	Zip Code	Country

Director 3

First Name	M.I.	Last Name		Suffix

Street or Mailing Address	City	State	Zip Code	Country

Article 4 – Authorized Shares (Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is:	50,000
A. The par value of each of the authorized shares is:
OR
☒ B. The shares shall have no par value.
If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Purpose
The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

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Organizer
The name and address of the organizer:
Eagleford Energy Corp.
Name

1 King Street West, Suite 1505	Toronto	ON	M5H 1A1
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)
☒ A. This document becomes effective when the document is filed by the secretary of state.

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ________________________________

C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	May 12, 2015

/s/ James Cassina
Signature of organizer

James Cassina, President Eagleford Energy Corp.
Printed or typed name of organizer

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